Exhibit 11 - Statement Re: Computation of Earnings Per Share

                                                       Three months   Nine months  Three months    Nine months
                                                          ended          ended         ended          ended
                                                       September 30, September 30, September 30,  September 30,
                                                           1995          1995          1996           1996
                                                               (000's omitted, except per share data)

Primary:
Weighted average shares outstanding                       6,000          6,237         6,004          6,003
                                                          =====          =====         =====          =====
Net income(loss)                                            $60         $4,511         ($198)        $2,030
                                                          =====          =====         =====          =====
Per share net income(loss)                                $0.01          $0.72        ($0.03)         $0.34
                                                          =====          =====         =====          =====

Fully diluted:

Weighted average shares outstanding                       6,000          6,237         6,004          6,003
                                                          =====          =====         =====          =====
Assumed conversion of 10% convertible
  subordinated debentures                                     0              0             0            837
                                                          -----          -----         -----          -----
Totals                                                    6,000          6,237         6,004          6,840
                                                          =====          =====         =====          =====

Net income(loss)                                            $60         $4,511         ($198)        $2,030

Add 10% convertible subordinated
  debenture interest, net of tax effect                       0              0             0            187
                                                          -----          -----         -----          -----
Totals                                                      $60         $4,511         ($198)        $2,217
                                                          =====          =====         =====          =====
Per share net income(loss)                                $0.01          $0.72        ($0.03)         $0.32
                                                          =====          =====         =====          =====
